UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2021
VIACOMCBS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	VIACA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	VIAC	The Nasdaq Stock Market LLC
5.75% Series A Mandatory Convertible Preferred Stock, $0.001 par value	VIACP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On March 24, 2021, the Board of Directors of ViacomCBS Inc. (“ViacomCBS” or the “Company”) adopted an amendment and restatement of the Company’s 2009 Long-Term Incentive Plan (the “Amended and Restated Plan”), subject to approval by the Company’s stockholders. On May 25, 2021, the stockholders of the Company approved the Amended and Restated Plan at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Amended and Restated Plan (i) extends the term of the Plan to midnight on the day prior to the Company’s 2031 Annual Meeting of Stockholders; (ii) increases the number of shares of the Company’s common stock issuable thereunder from 107,258,647 shares to 112,258,647 shares; (iii) removes the 56,436,251 share “full-value award” sublimit; (iv) removes certain provisions relating to the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code to reflect the repeal of such exemption; and (v) reflects the Company’s current name, corporate structure and stock exchange listing.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The final results of voting on each of the items presented at the Annual Meeting, as certified by the Company’s independent inspector of election, are set forth below. Each of the directors nominated pursuant to Item 1, and each of Items 2 and 3, received the affirmative vote of the holders of a majority of the aggregate voting power of the ViacomCBS Class A Common Stock present (whether in person or by proxy) and entitled to vote at the Annual Meeting, and was therefore approved pursuant to the Company’s Amended and Restated Bylaws. Item 4 did not receive the affirmative vote of the holders of a majority of the aggregate voting power of the ViacomCBS Class A Common Stock present (whether in person or by proxy) and entitled to vote at the Annual Meeting, and was therefore not approved pursuant to the Company’s Amended and Restated Bylaws. A total of 38,104,237 shares of Class A Common Stock, representing approximately 93.60% of the Class A shares outstanding on the record date, were represented at the Annual Meeting.

1.	Election of Directors:
		For	Against	Abstentions	Broker Non-Votes
	Robert M. Bakish	36,694,165	129,622	17,341	1,263,109
	Candace K. Beinecke	36,691,352	133,460	16,316	1,263,109
	Barbara M. Byrne	36,576,998	248,028	16,102	1,263,109
	Brian Goldner	35,567,845	1,255,144	18,139	1,263,109
	Linda M. Griego	35,927,474	896,538	17,116	1,263,109
	Robert N. Klieger	36,679,836	144,595	16,697	1,263,109
	Judith A. McHale	35,958,818	865,513	16,797	1,263,109
	Ronald L. Nelson	35,978,613	845,080	17,435	1,263,109
	Charles E. Phillips, Jr.	36,684,081	139,623	17,424	1,263,109
	Shari E. Redstone	36,660,429	164,084	16,615	1,263,109
	Susan Schuman	36,691,198	133,493	16,437	1,263,109
	Nicole Seligman	36,633,936	186,795	20,397	1,263,109
	Frederick O. Terrell	36,570,896	248,474	21,758	1,263,109

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor for fiscal year 2021:

	For	Against	Abstentions
	37,936,750	152,710	14,777

3.	Approval of the amendment and restatement of the Company’s 2009 Long-Term Incentive Plan

	For	Against	Abstentions	Broker Non-Votes
	36,635,505	177,920	27,703	1,263,109

4.	Stockholder proposal requesting that the Company’s Board of Directors take steps to enable stockholder proxy access

	For	Against	Abstentions	Broker Non-Votes
	1,522,689	31,967,892	3,350,547	1,263,109

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOMCBS INC.

By:	/s/ Christa A. D'Alimonte
	Name:	Christa A. D'Alimonte
	Title:	Executive Vice President,
General Counsel and Secretary

Date: May 28, 2021